PROSPECTUS SUPPLEMENT NO. 5
    (TO PROSPECTUS DATED OCOBER 24, 1997, AS SUPPLEMENTED BY PROSPECTUS SUPPLEMENT NO. 1 DATED NOVEMBER 7, 1997, PROSPECTUS SUPPLEMENT NO. 2 DATED NOVEMBER 7, 1997, SUPPLEMENT NO. 3 DATED NOVEMBER 21, 1997, AND SUPPLEMENT NO. 4 DATED DECEMBER 12, 1997)

                          $115,000,000
             LEVEL ONE COMMUNICATIONS, INCORPORATED
           4% CONVERTIBLE SUBORDINATED NOTES DUE 2004

                                       This      Prospectus      Supplement
supplements information contained in that certain     Prospectus  dated
October  24,  1997, as amended or supplemented  (the "Prospectus")
relating to the potential sale from  time to time of up to $115,000,000
aggregate amount of     Registrable Notes and the Common Stock issuable upon
conversion thereof by the     Selling Holders.  This Prospectus Supplement
is  not complete without, and may not be     delivered  or  utilized  except
in  connection  with, the  Prospectus, including any     amendments or
supplements thereto. Capitalized terms used herein but not defined have the meanings assigned to such terms in the Prospectus.

         The following table supplements the information set forth  in  the
Prospectus under     the  caption  "Selling  Securityholders"  with  respect
to the Selling Securityholders and the     respective  principal  amounts  of
Registrable Notes and Common  Stock issuable upon     conversion thereof
beneficially owned by such Selling Securityholder that may be offered pursuant to the Prospectus by (a) deleting the line items "Ameritech
Pension Plan;     $750,000; 18,750"  and "Forum Capital Markets LP; $500,000;
12,500" and (b) adding the     following line items:


    BT Holdings (New York) Inc.. . .    $   500,000   12,500
    Palladin Partners I L.P. . . . .    $   562,000    14,050
    Forum Fulcrum Fd LP. . . . . . .    $   500,000    12,500




         Unless  otherwise   noted,   all   information  provided  in  this
Prospectus Supplement is    as of January 13, 1998.

         THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JANUARY 13, 1998.